SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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GEOGLOBAL RESOURCES INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
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GEOGLOBAL RESOURCES INC.
SUITE 310, 605 – 1 STREET, SW
CALGARY, ALBERTA     T2P 3S9     CANADA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JULY 29, 2008

Notice is hereby given that the Annual Meeting of Stockholders of GeoGlobal Resources Inc. will be held at the Calgary Petroleum Club in the Viking Room, 319 – 5 Avenue SW, Calgary, Alberta T2P 0L5 at 1:00 p.m., local time, on Tuesday, the 29th of July, 2008 for the following purposes:

1.	to elect six (6) directors to hold office until our next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	to consider and take action on a proposal to approve the adoption of the 2008 Stock Incentive Plan; and

3.	to transact such other business as may properly come before the meeting, or any adjournments thereof.

Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice.  Only holders of shares of our Common Stock of record at the close of business on June 4, 2008 (the "Record Date") are entitled to notice of and to vote at the Meeting.

We hope that all of our shareholders who can conveniently do so will attend the Meeting.  Stockholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return same in the enclosed pre-addressed envelope which is intended for your convenience.

Patti Price, Secretary

Dated:  July 2, 2008

TABLE OF CONTENTS

 Page

PROXY STATEMENT

General Information                                                                                                                                      4

Voting Securities and Principal Holders                                                                                                    6

PROPOSALS FOR ADOPTION

Proposal 1.   Election of Directors                                                                                                             8

Proposal 2.   Adoption of 2008 Stock Incentive Plan                                                                           10

EXECUTIVE OFFICERS, COMPENSATION AND CORPORATE GOVERNANCE

Executive Officers                                                                                                                                      13

Summary Compensation                                                                                                                           13

COMMITTEES AND MEETING OF THE BOARD OF DIRECTORS                                             19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                 21

RELATIONSHIP WITH PUBLIC ACCOUNTANTS                                                                          22

SUBMISSION OF STOCKHOLDER PROPOSALS
OR DIRECTOR NOMINATIONS FOR 2009 ANNUAL MEETING                                                 23

GENERAL                                                                                                                                                    23

PROXY STATEMENT

GENERAL INFORMATION

Who May Vote
Holders of record of our Common Stock at the close of business on June 4, 2008 may vote at the Meeting.  This proxy statement and the enclosed proxy card are being mailed to our stockholders beginning on or about July 4, 2008.

How to Vote
You may vote in person at the Meeting or by proxy.  We recommend that you vote by proxy even if you plan to attend the Meeting.  You can always change your vote at the Meeting.

How Proxies Work
Our Board of Directors is asking for your proxy.  Giving us your proxy means you authorize us to vote your shares at the Meeting in the manner you direct.  You may vote for all, some or none of our director candidates.

If you are a registered stockholder (meaning your name is included on the securityholder file maintained by our transfer agent, Computershare Trust Co. N.A.), you can vote by proxy in writing by completing, signing, dating and returning your proxy card in the enclosed envelope.

If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of the election of the six director candidates that have been nominated and in favour of the proposal to approve the adoption of the 2008 Stock Incentive Plan.

If your shares are held in the name of your bank, brokerage firm or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.  Please note that if your shares are held by a bank, brokerage firm or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your bank, brokerage firm, or other holder of record.

Matters to be Presented
We are not aware of any matters to be presented other than those described in this proxy statement.  If any matters not described in this proxy statement are properly presented at the Meeting, the proxies will use their own judgment to determine how to vote your shares.  If the Meeting is postponed or adjourned, the proxies will vote your shares on the new Meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Revoking a Proxy
If you are a registered stockholder, you may revoke your proxy before it is voted by:

•	Notifying our Secretary in writing before the Meeting at the address given on the cover page of this proxy statement; or
•	Voting in person at the Meeting.

If your shares are held in the name of your bank, brokerage firm or other nominee, you should follow the instructions received from them or contact your broker, in order to change your vote.

Webcast of the Meeting
We are pleased to offer an audio/visual webcast of the Meeting.  You may listen to our Meeting by dialing-in via telephone or by internet access as described below:

North America Dial-in Numbers: Calgary Direct Toronto Direct	403-398-9531 1-416-644-3415
Other Dial-in Number:	1-800-732-9307
Webcast:
To listen and view the live webcast of the Meeting, you can go to our website at www.geoglobal.com and click on "AGM Webcast" or visit the website of CNW Group at http://www.newswire.ca/en and do a quick search of the name "GeoGlobal"

Webcast Replay:
The webcast replay will be available on our website at www.geoglobal.com from 5:00 p.m. MT, Tuesday, July 29, 2008 until 5:00 p.m. MT on Tuesday, August 12, 2008.  Be advised that listening to the webcast via our website requires speakers and Windows Media Player.
The teleconference replay will also be available by dialing-in via telephone from 4;30 p.m. MT, Tuesday, July 29, 2008 until 11:59 p.m. MT on Tuesday, August 12, 2008 at the following numbers:

	Passcode: 21276690	416-640-1917
	Passcode: 21276690	877-289-8525

Conduct of the Meeting
The Chairman of our Meeting has broad authority to conduct the Meeting in an orderly manner.  This authority includes establishing rules for stockholders who wish to address the Meeting.  Copies of these rules will be available at the Meeting.  The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business.  The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the Meeting is conducted in a manner that is fair to all stockholders.

Additional Information on the Annual Meeting
If you have questions or would like more information about the Meeting, you can contact us in any of the following ways:

•	Via the Internet:Go to our website, www.geoglobal.com, and click on the "Contact Us" link or send an e-mail directly to info@geoglobal.com to request additional stockholder information.

•	By telephone: +1 403 777-9250

•	By writing to the following address:
Patti Price, Secretary
GeoGlobal Resources Inc.
#310, 605 – 1 Street SW
Calgary, Alberta     Canada
T2P 3S9

Contacting our Board
Our Board has provided a process for stockholders to communicate with its members.  Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to a particular director, to the non-employee directors or to any other group of directors or committee of the Board, in care of Patti Price, Secretary, GeoGlobal Resources Inc., at the address given above.  You may make any concerns known confidentially to the non-employee directors by marking your envelope “Confidential” and addressing the communication to the Board of Directors, in care of the Secretary.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares and Voting Rights
At the close of business on June 4, 2008, the record date, we had outstanding 72,205,756 shares of Common Stock.

Each holder of Common Stock is entitled to one (1) vote per share at the Meeting.

In order to carry on the business of the Meeting, we must have a quorum.  This means that a majority of our issued and outstanding shares entitled to vote must be present in person or by proxy in order to constitute a quorum at the Meeting.

Assuming a quorum is present, the Director candidates who receive the most “for” votes will be elected to fill the six available seats on our Board and the proposal to approve the adoption of the 2008 Stock Incentive Plan will be approved if it receives the favourable vote of a majority of the shares of common stock present, in person or by proxy, and voted at the meeting..  Shares represented at the Meeting by a proxy reflecting abstentions or broker non-votes will be counted for the purpose of determining whether or not a quorum is present at the Meeting but will have no effect on the result of the votes on the election of Directors or the proposal to approve the adoption of the 2008 Stock Incentive Plan.  Broker non-votes occur on a matter when a bank, brokerage firm or other nominee is not permitted to vote on that matter without instruction from the owner of the shares and no instruction is given.  Absent instructions from you, your broker may vote your shares on the election of Directors and in favour of the proposal to approve the adoption of the 2008 Stock Incentive.

Principal Stockholders
This table sets forth information as of June 4, 2008 about persons we know to beneficially own more than five (5) percent of our voting Common Stock.

Name and Address of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class

Jean Paul Roy c/o GeoGlobal Resources Inc. Suite 310, 605 – 1 Street SW Calgary, Alberta T2P 3S9	32,846,000	45.5%

(1)
For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following June 4, 2008.

Security Ownership of Directors and Executive Officers
This table sets forth information as of June 4, 2008 about the amount of Common Stock beneficially owned by our current directors, the executive officers named in the Summary Compensation Table below and our directors and executive officers as a group.

Name of Beneficial Owner and Position	Amount Beneficially Owned (1)	Percent of Class

Jean Paul Roy (2) c/o GeoGlobal Resources Inc. Suite 310, 605 – 1 Street SW Calgary, Alberta T2P 3S9	32,846,000 (3)	45.5%
Allan J. Kent c/o GeoGlobal Resources Inc. Suite 310, 605 – 1 Street SW Calgary, Alberta T2P 3S9	1,175,000 (4)	1.6%
Brent J. Peters c/o Northfield Capital Corporation Suite 301, 141 Adelaide Street West Toronto, ON M5H 3L5	221,567 (5)	Less than 0.5%
Peter R. Smith c/o Andrin Limited Suite 202, 197 County Court Boulevard Brampton, Ontario L6W 4P6	150,000 (6)	Less than 0.5%
Michael J. Hudson 439 Mayfair Avenue Ottawa, ON K1Y 0K7	150,000 (7)	Less than 0.5%
Dr. Avinash Chandra B-102, Sector 26 Noida, Uttar Pradesh India 201301	184,434 (8)	Less than 0.5%
All officers and directors as a group (6 persons)	34,727,001	48.1%

(1)
For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following June 4, 2008.

(2)
Of the shares held beneficially by Mr. Roy, an aggregate of 5 million shares are held in escrow pursuant to the terms of the agreement whereby we purchased the outstanding capital stock of GeoGlobal Resources (India) Inc. from Mr. Roy.  Under the terms of the escrow agreement, Mr. Roy has the voting rights with respect to these shares.

(3)	Includes 32,046,000 shares of Common Stock and 800,000 options to purchase Common Stock exercisable within 60 days of June 4, 2008
(4)	Includes 375,000 shares of Common Stock and 800,000 options to purchase Common Stock exercisable within 60 days of June 4, 2008.
(5)	Includes 71,567 shares of Common Stock and options to purchase 150,000 shares of Common Stock exercisable within 60 days of June 4, 2008.
(6)	Includes options to purchase 150,000 shares of Common Stock exercisable within 60 days of June 4, 2008.
(7)	Includes options to purchase 150,000 shares of Common Stock exercisable within 60 days of June 4, 2008.
(8)	Includes 51,100 shares of Common Stock and options to purchase 133,334 shares of Common Stock exercisable within 60 days of June 4, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and executive officers file reports with the Securities and Exchange Commission indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, changes in their ownership of our equity securities.  They must also provide us with copies of these reports.  These reports are required by Section 16(a) of the Securities Exchange Act of 1934.  We have reviewed copies of the reports we received from the individuals required to file the reports.  Based on our review of the copies of the reports, we believe that all filings required to be made by the reporting persons for the period January 1, 2007 through December 31, 2007 were made on a timely basis.

PROPOSALS FOR ADOPTION

PROPOSAL 1.ELECTION OF DIRECTORS

Our Board’s Nominating Committee has recommended and nominated the six director candidates named below, all of whom currently serve as our directors.  All of our directors are elected for one-year terms.  If a director nominee becomes unavailable before the annual meeting, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Nominating Committee names one.  Each nominee has indicated that he is willing and able to serve as a director if elected, and, accordingly, our Board of Directors does not have in mind any replacement.

The nominees as Director and their ages are as follows:

Name	Age
Jean Paul Roy	51
Allan J. Kent	54
Brent J. Peters	36
Peter R. Smith	60
Michael J. Hudson	61
Dr. Avinash Chandra	65

Mr. Roy was elected a Director, President and Chief Executive Officer on August 29, 2003.  Prior thereto, for more than five years, Mr. Roy had been consulting in the oil and gas industry through his private company, GeoGlobal Technologies Inc. which he owned 100%.  Mr. Roy has in excess of 26 years of geological and geophysical experience in basins worldwide as he has worked on projects throughout India, North and South America, Europe, the Middle East, the former Soviet Union and South East Asia.  His specialties include modern seismic data acquisition and processing techniques, and integrated geological and geophysical data interpretation.  Since 1981 he has held geophysical positions with Niko Resources Ltd., Gujarat State Petroleum Corporation, Reliance Industries, Cubacan Exploration Inc., PetroCanada, GEDCO, Eurocan USA and British Petroleum.  Mr. Roy graduated from St. Mary’s University of Halifax, Nova Scotia in 1982 with a B.Sc. in Geology and has been certified as a Professional Geophysicist.

Mr. Kent was elected a Director, Executive Vice President and Chief Financial Officer of our company on August 29, 2003.  Mr. Kent has in excess of 26 years experience in the area of oil and gas exploration finance and has, since 1987, held a number of senior management positions and directorships with Cubacan Exploration Inc., Endeavour Resources Inc. and MacDonald Oil Exploration Ltd., all publicly listed companies.  Prior thereto, beginning in 1980, he was a consultant in various capacities to a number of companies in the oil and gas industry.  He received his Bachelor of Mathematics degree in 1977 from the University of Waterloo, Ontario.

Mr. Smith was elected a Director of our company on January 8, 2004.  Mr. Smith currently sits on the Board of Directors of Brampton Brick Limited and the Board of Toronto Waterfront Revitalization Corporation.  Mr. Smith was elected Chairman of the Board of the Greater Toronto Transportation Authority (GO Transit) in March 2004, and a director of Tarion Warranty Corporation (a Canadian new home warranty company) in April 2004.  Since 1989, Mr. Smith has been President and co-owner of Andrin Limited, a large developer/builder of housing in Canada.  Mr. Smith has held the position of Chairman of the Board of Directors, Canada Mortgage and Housing Corporation (CMHC), from September 1995 to September 2003.  On February 14, 2001, the Governor General of Canada announced the appointment of Mr. Smith as a Member of the Order of Canada, effective November 15, 2000.  Mr. Smith holds a Masters Degree in Political Science (Public Policy) from the State University of New York, and an Honours B.A. History and Political Science, Dean’s Honour List, McMaster University, Ontario.

Mr. Peters was elected a Director of our company on February 25, 2002.  Mr. Peters has been Vice President of Finance and Treasurer of Northfield Capital Corporation, a publicly traded investment company acquiring shares in public and private corporations since 1997.  Mr. Peters is the CFO and a Director of Gold Eagle Mines Ltd. as well as a Director of Aranka Gold Inc.  Mr. Peters has a Bachelor of Business Administration degree, specializing in accounting.

Mr. Hudson was elected a Director of our company on May 17, 2004.  Mr. Hudson is a retired partner with the accounting firm Grant Thornton LLP.  Mr. Hudson was with Grant Thornton for 20 years and with his experience in the oil and gas industry he was responsible for Assurance services and providing advice to private, not-for-profit and public company clients listed on Canadian and US exchanges.  Mr. Hudson spent two years in London, England assisting the Institute of Chartered Accountants in England and Wales with the start up of a consulting service to members on best practices for the management of their firms including ethics and governance issues.  Upon returning to Canada he went on secondment for 18 months with the Auditor General of Canada to learn and apply the disciplines of “value for money” auditing.  He was co-director of the comprehensive (value for money) audit of Statistics Canada reporting in the 1983 Auditor General’s Report.

Dr. Chandra was elected a Director of our company on October 1, 2005.  Dr. Chandra has over 45 years of experience in the international as well as the Indian oil and gas sector.  He was the first Directorate General of Hydrocarbons, at the level of Special Secretary to the Government of India for a period of 10 years until his retirement in 2003.  Dr. Chandra received his Ph.D. in petroleum geology from the Imperial College, University of London, United Kingdom.  His post graduate work includes a Post Graduate Diploma of Imperial College in Petroleum Geology and Petroleum Reservoir Engineering as well as a M.Sc. (Applied Geology) and B.Sc. (Hons) from the Lucknow University in India.

MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES

PROPOSAL 2.  ADOPTION OF 2008 STOCK INCENTIVE PLAN

On May 30, 2008, our Board of Directors adopted the 2008 Stock Incentive Plan (the "Plan").  The adoption of the Plan is subject to approval by our stockholders.  Under the Plan, 12,000,000 shares of our Common Stock have been reserved for issuance on exercise of options that may be granted under the Plan. The Plan is divided into five separate components: (i) the Discretionary Option Grant Program under which eligible individuals in the Company's employ or service (including officers and consultants) may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price equal to not less than the fair market value of the Common Stock on the date of grant, (ii) the Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than their fair market value at the time of issuance or as a bonus tied to the performance of services, (iii) the Salary Investment Option Grant Program which may, in the Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow executive officers and other highly compensated employees the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants, (iv) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible, non-employee members of the Board of Directors to purchase shares of Common Stock at an exercise price equal to their fair market value on the grant date and (v) the Director Fee Option Grant Program which may, in the Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow non-employee Board members the opportunity to apply a portion of any annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

The Discretionary Option Grant Program and the Stock Issuance Program initially will be administered by the Board of Directors.  The Board of Directors, as Plan Administrator, will have the discretion to determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under U.S. federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The Board of Directors will also have the authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program in the event that program is activated for one or more calendar years, but the Board of Directors will not exercise any administrative discretion with respect to option grants made under the Salary Investment Option Grant Program or under the Automatic Option Grant Program or Director Fee Option Grant Program for the non-employee Board members. All grants under those three latter programs will be made in strict compliance with the express provisions of each such program.

 The exercise price for the shares of Common Stock subject to option grants made under the Plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date.  The option may also be exercised through a same-day sale program without any cash outlay by the optionee.  In addition, subject to the restrictions imposed by any applicable laws, the Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise or purchase.

 Stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program which provide the holders with the election to surrender their outstanding options for an appreciation distribution from us equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares.  Such appreciation distribution may be made in cash or in shares of Common Stock.

In the event that our company is acquired by merger or sale of substantially all of its assets or securities possessing more than 50% of the total combined voting power of our outstanding securities, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent our company’s repurchase rights with respect to those shares are assigned to the successor corporation or otherwise continued in effect. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become exercisable on an accelerated basis for all of the option shares upon (i) an acquisition or other change in control of our company, whether or not those options are assumed or continued in effect, or (ii) the termination of the optionee's service within a designated period (not to exceed 18 months) following an acquisition or other change in control in which those options are assumed or continued in effect. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in the majority of the Board of Directors of our company by reason of one or more contested elections for Board membership, with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period following such change in control.

 In the event the Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employees of our company selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $12,000 nor more than $60,000.  If such election is approved by the Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date.  The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of our company.

Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member at any time after the May 1, 2008, whether by appointment by the Board of Directors or election of the stockholders, will automatically receive an option grant for 50,000 shares, as of the date such individual joins the Board, provided such individual has not been in our prior employ.  In addition, on the date of each Annual Stockholders Meeting of our company held after the Plan Effective Date, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 50,000 shares of Common Stock, provided such individual has served on the Board for at least six months. Each automatic grant for the non-employee Board members will have a term of 5 years, subject to earlier termination following the optionee's cessation of Board service and will be less such number of shares as may be subject to an automatic option grant under our company’s 1998 Stock Incentive Plan so long as it remains in effect. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 50,000 share automatic option grant will vest over a three-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date.  Each 50,000 share automatic option grant will vest upon the individual's completion of one year of Board service measured from the option grant date. However, the shares subject to each automatic grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member.

Should the Director Fee Option Grant Program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant.  The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable for all the option shares upon (i) certain changes in the ownership or control of our company or (ii) the death or disability of the optionee while serving as a Board member.

 The shares subject to each option under the Salary Investment Option Grant and Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon (i) an acquisition of our company by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of our company’s outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership.  Limited stock appreciation rights will automatically be included as part of each grant made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs and may be granted to one or more officers of our company as part of their option grants under the Discretionary Option Grant Program. Options with such a limited stock appreciation right may be surrendered to our company upon the successful completion of a hostile tender offer for more than 50% of our company’s outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

Our Board of Directors may amend or modify the Plan at any time, subject to any required stockholder approval.  The Plan will terminate on the earliest of (i) 10 years after the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of our company.

MANAGEMENT RECOMMENDS A VOTE "IN FAVOR OF" THE ABOVE PROPOSAL

 EXECUTIVE OFFICERS, COMPENSATION AND CORPORATE GOVERNANCE

EXECUTIVE OFFICERS

Our current executive officers are the following:

Name	Age	Position
Jean Paul Roy	51	President and Chief Executive Officer
Allan J. Kent	54	Executive Vice President and Chief Financial Officer

Mr. Roy’s and Mr. Kent’s employment backgrounds are described above.

SUMMARY COMPENSATION

Annual Compensation
The following table sets forth the compensation of our principal executive officer and all of our other executive officers for the two fiscal years ended December 31, 2007 who received total compensation exceeding $100,000 for the year ended December 31, 2007 and who served in such capacities at December 31, 2007.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (1) (f)	Non-Equity Incentive Plan Compen- sation ($) (g)	Nonqualified Deferred Compen- sation Earnings ($) (h)	All Other Compen-sation ($) (i)	Total ($) (j)
Jean Paul Roy, (3) President & CEO	2007 2006	350,000 350,000	-0- -0-	-0- -0-	166,396 404,104	Nil Nil	Nil Nil	48,000 (5) 44,280 (6)	547,236 798,384
Allan J. Kent, (4) Exec VP & CFO	2007 2006	185,000 185,000	-0- -0-	-0- -0-	166,396 404,104	Nil Nil	Nil Nil	30,330 (7) -0-	391,726 589,104
Miles Leggett (8) Geoscience Specialist	2007 2006	158,400 117,425	10,000 -0-	-0- -0-	183,781 137,644	Nil Nil	Nil Nil	-0- -0-	352,181 255,069
B. Mohapatra (8) Country Manager, India	2007 2006	137,391 63,459	-0- 52,126	-0- -0-	293,228 86,076	Nil Nil	Nil Nil	-0- -0-	430,619 201,661
(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.  See Note 8b to Notes to Financial Statements for the year ended December 31, 2007.

(2)	Messrs. Roy and Kent are also Directors of our company; however they receive no additional compensation for serving in those capacities.
(3)	The salary and bonus amounts are paid to RGB, a Barbados company wholly owned by Mr. Roy, pursuant to the terms of a TSA described below.
(4)	The salary and bonus amounts are paid to D.I. Investments Ltd., a company controlled by Mr. Kent, pursuant to an oral arrangement described below.
(5)
Costs paid for by us included in this amount are $21,720 for airfare for the family of Mr. Roy to travel to India from their home once during the calendar year and $26,280 for medical coverage for Mr. Roy and his family.

(6)
Costs paid for by us included in this amount are $18,780 for airfare for the family of Mr. Roy to travel to India from their home two times during the calendar year and $25,500 for medical coverage for Mr. Roy and his family.

(7)	Costs paid for by us included in this amount are $30,330 for medical coverage for Mr. Kent and his family.
(8)	The salary and bonus amounts are paid to these persons as an employee and not as an executive officer.

Narrative Disclosure to Summary Compensation Table
On August 29, 2003, we entered into a TSA with RGB, a company organized under the laws of Barbados and wholly owned by Mr. Roy.  Under the agreement, RGB agreed to perform such geologic and geophysical duties as are assigned to it by us.  The term of the agreement, as amended, extends through December 31, 2008 and continues for successive periods of one year thereafter unless otherwise agreed by the parties or either party has given notice that the agreement will terminate at the end of the term.  On January 31, 2006, the terms of the agreement were amended to amend the fee payable from $250,000 to $350,000 effective January 1, 2006.  RGB also is reimbursed for authorized travel and other out-of-pocket expenses.  The agreement prohibits RGB from disclosing any of our confidential information and from competing directly or indirectly with us for a period ending December 31, 2008 with respect to any acquisition, exploration, or development of any crude oil, natural gas or related hydrocarbon interests within the area of the country of India.  The agreement may be terminated by either party on 30 days’ prior written notice, provided, however, the confidentiality and non-competition provisions will survive the termination.

D.I. Investments Ltd. ("DI"), a company controlled by Mr. Kent, was paid up to December 31, 2007 by us for consulting services.  The services of Mr. Kent are provided to us pursuant to the oral arrangement with DI.  The oral agreement was amended to provide for an annual fee payable of $185,000 effective January 1, 2006 and the oral agreement was further amended to provide for an annual fee payable of $212,750 effective January 1, 2008.

We do not have any employment agreements with any of our named executive officers.

Outstanding Equity Awards at December 31, 2007
The following table provides information with respect to our named executive officers above regarding outstanding equity awards held at December 31, 2007.

	Option Awards				Stock Awards

Name (a)	Number of securities underlying unexercised Options (#) Exercisable/ Unexercisable (b-c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date mm/dd/yy (f)	Number of shares or units of Stock held that have not vested (#) (g)	Market value of shares or units of Stock held that have not vested (1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Jean Paul Roy	300,000	-0-	1.10	08/31/08	-0-	-0-	-0-	-0-
	500,000	-0-	3.95	07/25/16	-0-	-0-	-0-	-0-
Allan J. Kent	300,000	-0-	1.10	08/31/08	-0-	-0-	-0-	-0-
	500,000	-0-	3.95	07/25/16	-0-	-0-	-0-	-0-
Miles Leggett	150,000	-0-	3.95	12/31/09	-0-	-0-	-0-	-0-
	150,000	-0-	5.03	12/31/10	150,000	-0-	-0-	-0-
B. Mohapatra	90,000	-0-	6.50	08/24/08	-0-	-0-	-0-	-0-
	210,000	-0-	3.95	12/31/09	140,000	106,400	-0-	-0-
	150,000	-0-	5.03	12/31/10	150,000	-0-	-0-	-0-

(1)      based on the closing sales price on December 31, 2007 of $4.71

Director Compensation
The following table provides information with respect to compensation of our Directors during the year ended December 31, 2007.  The compensation paid to our named executive officers who are also Directors is reflected in the Summary Compensation Table above.

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($) (1) (c)	Option Awards ($) (1) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)

Peter Smith	5,000	-0-	103,800	-0-	-0-	-0-	108,800
Brent Peters	5,000	-0-	103,800	-0-	-0-	-0-	108,800
Michael Hudson	31,000	-0-	103,800	-0-	-0-	-0-	134,800
Dr. Avinash Chandra	29,500	-0-	103,800	-0-	-0-	-0-	133,300
(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.  See Note 8b to Notes to Financial Statements for the year ended December 31, 2007.

Our non-employee Board members receive cash compensation for attendance in person or by phone for each board meeting and each of the committee meetings that they are a member of.  A fee of $1,000 is paid for personally attending each meeting and $500 is paid for attendance by phone.  Our non-employee Board members may also be paid a fee for their services for a special project they may conduct or participate in.  Two of our non-employee Board members received $25,000 each for their services for special projects conducted during 2007.  Our Directors are also reimbursed for their out-of-pocket expenses in attending meetings.  Pursuant to the terms of our 1998 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board.  In addition, on the date of each annual stockholder meeting, provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 50,000 shares.  Each such option has a term of ten years, subject to earlier termination following such person's cessation of Board service, and is subject to certain vesting provisions.  For the purposes of the automatic grant provisions of the Plan, all of our Directors, other than Messrs. Roy and Kent are considered non-employee Board members.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee were officers or employees of our company during the year ended December 31, 2007 or were former officers of our company or had any other relationship with our company requiring disclosure.

Compensation Discussion and Analysis
Policies and Objectives
Our Compensation Committee believes that our compensation policies and objectives should align with and reflect the stage of development of our operations, our operating objectives and the extent of realization of our objectives.  Our Compensation Committee believes that our policies and objectives must take into consideration our specific business objectives and manner of achieving those objectives and our ability to implement those objectives under the terms of the production sharing contracts to which we are a party.  Accordingly, our compensation policies and objectives should be based on both our successes in entering into and pursuing joint venture arrangements, as well as the progress and success of the exploration and drilling activities of those ventures, whether undertaken directly by us or through the operators of the exploration blocks.

Our Compensation Committee also believes that the compensation of our executive officers should be based on the principles that the levels of compensation must enable our company to motivate and retain the talent we need to lead and make our company grow.  Our Compensation Committee further believes that the compensation levels must be competitive with similar other companies, be fair and reasonable and, where appropriate, reward successful performance.  Our Compensation Committee relies upon its judgment in making compensation decisions.

Because it believes such a structure is most appropriate to our company’s stage of development, the Compensation Committee has followed the practices established in 2005 of providing a compensation package to our executive officers consisting of monetary compensation and stock options.  Our Compensation Committee believes that the impact of applicable Canadian, United States and other foreign tax laws should be considered with respect to the compensation paid and the form of the compensation.  Our Compensation Committee does not establish any specific performance or target goals.

Our Compensation Committee has retained Lane Caputo Compensation, Inc., Calgary, Alberta, a compensation consultant, to review and recommend fair and justifiable compensation for our executive positions and directors as well as to make recommendations for future compensation practices.  Lane Caputo Compensation, Inc. reviewed our compensation arrangements relative to a selected peer group of Canadian public companies trading on Canadian and/or International securities exchanges that are focused on international oil and gas exploration and production, with a focus on exploration.  The fifteen companies in this peer group and the exchange on which their securities are traded are as follows:

• Africa Oil Corp. (TSX-V)	• Pacific Stratus Energy Ltd. (TSX)
• Candax Petroleum Inc. (TSX)	• Pan Orient Energy Ltd. (TSX-V)
• Canoro Resources Ltd. (TSX-V)	• Serica Energy PLC. (TSX-V)
• CGX Energy Inc. (TSX-V)	• Sterling Resources Ltd. (TSX-V)
• Cirrus Energy Corp. (TSX-V)	• Stratic Energy Corp. (TSX-V/AIM
• Falcon Oil & Gas Ltd. (TSX-V)	• Verenex Energy Inc. (TSX)
• Ithaca Energy Inc. (TSX-V/AIM)	• Winstar Resources Ltd. (TSX)
• Mart Resources, Inc. (TSX-V)

Exchanges:                               TSX-V -- Toronto Stock Exchange (Venture)                                                                                       TSX -- Toronto Stock Exchange
AIM -- London AIM Market Exchange

Our Compensation Committee believes that, at this stage of our company’s development, it is appropriate for our monetary compensation to stay within the median values of our peer group.

Although Compensation Committee meetings are held in executive session, without management’s presence, the Compensation Committee (and from time to time individual members of the Committee) may meet with senior officers of our company to discuss objectives, explain the rationale for certain objectives and to assure that it has management’s input in assessing the consequences of decisions made in the Compensation Committee meetings, including, for instance, the impact that its decisions may have on our financial statements. The Compensation Committee’s interactions with management seek to achieve a balance between receiving management’s opinion but still ensuring that management is not, in effect, establishing the terms and parameters for its own compensation.

Direct Monetary Compensation
Our Compensation Committee held one meeting during the year ended December 31, 2007.  At the meeting, the Compensation Committee considered, among other things, in arriving at compensation for the fiscal year 2007, the executive officers’ level of compensation during the prior fiscal years, the compensation levels paid by the peer group of companies, the recommendations and findings of Lane Caputo Compensation, Inc., the growth and complexity of the executives’ tasks during the year, and our company’s overall business plans for further growth in the following fiscal years.

The direct monetary compensation of our executive officers is based on the scope of their duties and responsibilities and the executives’ individual performance in fulfilling those duties and responsibilities, in addition to the other factors described above.  Because of the inherent nature of our activities, the uncertain nature of the outcome of our activities, and the extended period of time over which the success of our activities will be determined, the Compensation Committee believes that, because the company’s ability to achieve its objectives is greatly dependent upon the activities of the operators of the drilling blocks in which we have an interest, the company’s success in its exploration and drilling activities during a particular year should not be the sole measure by which the direct monetary compensation of our executive officers is determined.  The Compensation Committee also recognizes that our company’s opportunity to enter into additional production-sharing contracts or acquire interests in ventures that are parties to such contracts is limited by availability of contracts and our company’s capital.  However, the Committee recognizes that future successes may lead it to award cash or other bonuses determined at that time and in the light of future events.

Based on the Compensation Committee’s policies and objectives, the Committee believes that the direct monetary compensation of our executive officers for fiscal 2007 was at or below the median level of the peer group selected by Lane Caputo Compensation, Inc.

Equity Compensation
Our Compensation Committee believes that a material element of executive compensation should be the award of equity grants.  This element of compensation has taken the form of grants of options under our Stock Incentive Plan but other forms of equity grants may be considered.  The Compensation Committee believes the award of equity grants has the effect of aligning executive officers compensation to the future growth and success of our company.

Equity grants are the only form of long-term compensation utilized to compensate our executive officers at this time.  The Compensation Committee does not consider any relationship between Direct Monetary Compensation and Equity Compensation in making equity grants.  These grants are not based on any strict formula but rather are determined in the light of practices at the peer group selected, our company’s past practices, and our overall corporate performance during the period relative to our progress made in achieving our overall business plan objectives and achieving stockholder value.

The Compensation Committee did not award any equity grants to our executive officers in 2007.  The Compensation Committee reached this conclusion based on the market performance of the company’s common stock during the year.

Other Benefits  -  Change of Control
We have no arrangements with our executive officers or Directors regarding any monetary payments to them in the event of a change in control of our company.

In the event that our company is acquired by merger or sale of substantially all of its assets or securities possessing more than 50% of the total combined voting power of our outstanding securities, outstanding options granted under our 1998 Stock Incentive Plan containing vesting provisions, including those held by executive officers and Directors, are subject to immediate vesting.  Each outstanding option which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full and become immediately fully vested, subject to certain exceptions. The Plan contains discretionary provisions regarding the grant of options with vesting provisions. Options may also immediately vest in connection with a change in the majority of the Board of Directors of our company by reason of one or more contested elections for Board membership.

Perquisites
Our executive officers also receive perquisites in the form of medical insurance coverage for the executives and their families.  In addition, in 2007 the company paid air fare expenses for Mr. Roy’s family in connection with travel to India from their home.

Mr. Roy, through Roy Group Barbados, Inc. (“RGB”), a corporation wholly owned by Mr. Roy, is reimbursed for out-of-pocket expenses on a cost recovery basis for expenses such as travel, hotel, meals and entertainment expenses, computer costs and amounts billed to third parties.

Mr. Kent is reimbursed for out-of-pocket expenses on a cost recovery basis for expenses such as office costs, which include office supplies and telephone as well as travel, hotel, meals and entertainment expenses incurred by him in the performance of services to our company.

Structure of Compensation Arrangements
We have entered into the following arrangements regarding our executive officers.

We have an agreement with RGB whereby, under the agreement, RGB agreed to perform such geologic and geophysical duties as are assigned to it by our company.  Mr. Roy performs services for us in his capacity as an employee to RGB and we pay compensation to RGB.  In addition, we pay for medical insurance for Mr. Roy and his family.  Expenses incurred by Mr. Roy in connection with the Company are reimbursed to RGB for his travel expenses, hotel, meals and entertainment expenses, computer costs and amounts billed to third parties

Mr. Kent’s services were provided through D.I. Investments Ltd., a company controlled by Mr. Kent.  In addition, we pay for medical insurance for Mr. Kent and his family.  Expenses incurred by Mr. Kent in connection with the Company are reimbursed to him for office costs, his travel expenses, hotel, meals and entertainment expenses.

Director Compensation
Our non-employee Board members receive cash compensation for attendance in person or by phone for each board meeting and each of the committee meetings that they are a member of.  A fee of $1,000 is paid for personally attending each meeting and $500 is paid for attendance by phone.  Our non-employee Board members may also be paid a fee for their services for a special project they may conduct or participate in.  Our Directors are also reimbursed for their out-of-pocket expenses in attending meetings.  Pursuant to the terms of our 1998 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board.  In addition, on the date of each annual stockholder meeting, provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 50,000 shares.  Each such option has a term of ten years, subject to earlier termination following such person's cessation of Board service, and is subject to certain vesting provisions.  For the purposes of the automatic grant provisions of the Plan, all of our Directors, other than Messrs. Roy and Kent, are considered non-employee Board members.

Compensation Committee Report
The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and the Proxy Statement for the 2008 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee:
Michael J. Hudson (Chairman)
Brent J. Peters

The above Compensation Committee Report is not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any documents so filed.

Corporate Governance
Our Board has adopted corporate governance guidelines in conjunction with the listing of our shares on the American Stock Exchange.  These guidelines address items such as our Board composition and Director qualifications, Director responsibilities, the functioning of the Board, Board Committees and other governance practices and policies.  In addition, we have a Code of Business Conduct Policy that applies to all our officers, directors and employees.  The Code is posted under the “Investor Info - Reports” section of our website at www.geoglobal.com ..  Amendments to our Code will also be posted on this section of our website.  The charters of each of the Board’s Nominating, Audit and Compensation Committees are also posted on our website.  More information on our Board and its committees can be found below under the caption, “Committees and Meetings of the Board of Directors” in this proxy statement.

Our Board has determined that each of our non-employee directors is independent in accordance with the director independence definition specified in our corporate governance guidelines, which are posted under the “Investor Info - Reports” section of our website www.geoglobal.com and in accordance with applicable American Stock Exchange rules.  Following the annual meeting, if all director nominees are elected to serve as our directors, independent directors will constitute 66.6% of our Board.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Board of Directors
Our Board of Directors held nine meetings during the year ended December 31, 2007, of which five meetings were held by conference telephone call in which all directors participating were able to hear one another.  Each of our Directors participated in all the meetings of the Board except for Dr. Chandra who was unable to attend two meetings.

We urge but do not require Board members to attend annual meetings of stockholders.  All of our Directors attended our annual meeting of stockholders held on June 20, 2007 in Calgary, Alberta, Canada.

Audit Committee
Our Board of Directors has appointed an Audit Committee consisting of Messrs. Hudson, who is the Chairman, Mr. Peters and Dr. Chandra, each of whom has been determined to be an "independent director" under the listing standards of the American Stock Exchange.  Under our Audit Committee Charter, adopted as amended on March 6, 2005, our Audit Committee’s responsibilities include, among other responsibilities,

•	the appointment, compensation and oversight of the work performed by our independent auditor,
•	the adoption and assurance of compliance with a pre-approval policy with respect to services provided by the independent auditor,
•
at least annually, obtain and review a report by our independent auditor as to relationships between the independent auditor and our company so as to assure the independence of the independent auditor,

•	review the annual audited and quarterly financial statements with our management and the independent auditor, and
•	discuss with the independent auditor their required disclosure relating to the conduct of the audit.

Our Board of Directors has determined that Mr. Michael J. Hudson has the attributes of an Audit Committee Financial Expert.

Our Audit Committee had six meetings during the year ended December 31, 2007, of which four meetings were by conference telephone call in which all participants were able to hear one another.

On May 15, 2008, our Audit Committee discussed our audited consolidated financial statements with management and discussed with KPMG, our independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 and received the written disclosures and the letter from KPMG as required by Independence Standards Board Standard No. 1 which confirmed KPMG's independence as auditor.  Based on that review and those discussions, our Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Our Audit Committee Charter is available in the “Governance” section of our website at www.geoglobal.com.

Audit Committee Report
Our Audit Committee has reviewed and discussed our company’s audited consolidated financial statements with management.  Further, the Audit Committee has discussed with our registered  independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 - Communication with Audit Committees), as amended, relating to the accountants’ judgment about the quality of our company's accounting principles, judgments and estimates, as applied in its financial reporting.

The Audit Committee also has received the written disclosures and the letter from our independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants’ independence from our company and its subsidiaries and has discussed with the registered independent public accountants their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Michael J. Hudson, Chairman
Brent J. Peters
Dr.  Avinash Chandra

As provided under the rules of the Securities and Exchange Commission, the foregoing Audit Committee Report shall not be deemed to be “soliciting material:”, or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A, other than as provided in Item 407 of Regulation S-K

Compensation Committee
Our Compensation Committee consists of Mr. Hudson whom is the Chairman and Mr. Peters, each of whom has been determined to be an "independent director".  Our Compensation Committee, which has adopted a charter, among other things, exercises general responsibility regarding overall employee and executive compensation.  Our Compensation Committee sets the annual salary, bonus and other benefits of the President and the Chief Executive Officer and approves compensation for all our other executive officers, consultants and employees after considering the recommendations of our President and Chief Executive Officer. Our Compensation Committee has retained Lane Caputo Compensation, Inc., Calgary, Alberta, a compensation consultant, to review and recommend fair and justifiable compensation for our executive positions and directors as well as to make recommendations for future compensation practices.  Although Committee meetings are held in executive session, without management’s presence, the Committee (and from time to time individual members of the Committee) may meet with senior officers of our company to discuss objectives, explain the rationale for certain objectives or milestones, and to assure that it has management’s input in assessing the consequences of decisions made in the Committee meetings, for instance, the impact that its decisions may have on our financial statements.  The Committee’s interactions with management seek to achieve a balance between receiving management’s opinion but still ensuring that management is not, in effect, establishing the terms and parameters for its own compensation.  In certain instances, where management has proposed objectives that are more aggressive than those proposed by the Committee, the Committee may elect to utilize management’s milestones rather than its own

The Compensation Committee held one meeting during the year ended December 31, 2007, which was held in person.

None of the members of our Compensation Committee were officers or employees of our company during the year ended December 31, 2007 or were former officers of our company or had any other relationship with our company requiring disclosure.

Nominating Committee and Director Nominations
Our Nominating Committee consists of Mr. Smith, who is the Chairman, Mr. Peters and Mr. Hudson, each of whom has been determined to be an "independent director" under the listing standards of the American Stock Exchange.  Our Nominating Committee, among other things, exercises general responsibility regarding the identification of individuals qualified to become Board members and recommend that the Board select the director nominees for the next annual meeting of stockholders.  Our Board of Directors has adopted a charter for the nominating committee.  The Nominating Committee did not hold any meetings in person during the year ended December 31, 2007, but did however adopt a unanimous written consent.

Our Nominating Committee Charter is available in the “Governance” section of our website at www.geoglobal.com.

Our Nominating Committee will seek out nominees for new directors as vacancies become available using the following criteria:  A majority of the directors must be independent, as determined by the Board under applicable rules; nominees shall possess expertise in general business matters and in such other areas as are relevant to Committees on which they are expected to serve (such as financial expertise, for Directors expected to serve as Audit Committee members); and nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to our success and our operations.  All our nominees for election as Directors at the Meeting were elected at our annual meeting of stockholders held in 2007.

Stockholders may submit nominations to our Nominating Committee for consideration at next year’s annual meeting prior to the deadlines set forth on Page 23.  Any such nomination should include information to demonstrate how the proposed nominee meets the criteria set forth above.  Nominations should be mailed to the attention of the Nominating Committee c/o our Corporate Secretary at our address on Page 5.  The Committee will evaluate all recommended nominees based on the criteria set forth above and especially based on whether they will meaningfully contribute to our success and our operations.  We have not, to date, paid any fees to any firm in connection with locating or nominating any director candidates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 27, 2003, we entered into a PIA with RGM, a corporation wholly owned by Jean Paul Roy, our President, Chief Executive Officer, a Director and principal stockholder, whereby we assigned and hold in trust for RGM subject to the GOI consent, 50% of the benefits and obligations of the Production Sharing Contract ("PSC") covering the KG Offshore Block ("PSC-KG") and the CIA leaving us with a net 5% PI in the PSC-KG and a net 5% CI in the CIA.  Under the terms of the PIA, until the GOI consent is obtained, we retain the exclusive right to deal with the other parties to the PSC-KG and the CIA and are entitled to make all decisions regarding the interest assigned to RGM.  RGM has agreed to be bound by and be responsible for the actions taken by, obligations undertaken and costs incurred by us in regard to RGM's interest, and to be liable to us for its share of all costs, interests, liabilities and obligations arising out of or relating to the RGM interest.  RGM has agreed to indemnify us against any and all costs, expenses, losses, damages or liabilities incurred by reason of RGM's failure to pay the same.

Subject to obtaining the government consent to the assignment, RGM is entitled to all income, receipts, credits, reimbursements, monies receivable, rebates and other benefits in respect of its 5% interest which relate to the PSC-KG.

We have a right of set-off against sums owing to us by RGM.  In the event that the Indian government consent is delayed or denied, resulting in either RGM or our company being denied an economic benefit either would have realized under the PIA, the parties agreed to amend the PIA or take other reasonable steps to assure that an equitable result is achieved consistent with the parties' intentions contained in the PIA.  In the event the consent is denied, neither party is entitled to assert any claim against the other except as is specifically set forth in the agreement.  We have not yet obtained the consent of the GOI.  As a consequence of this transaction, we report our holdings under the PSC-KG and CIA as a net 5% PI.

RGM further agreed in the PIA that it would not dispose of any interest in the agreement, its 5% interest, or the shares of RGM without first giving notice to us of the transaction, its terms, including price, and the identity of the intended assignee and any other material information, and we will have the first right to purchase the interest proposed to be sold on the terms contained in the notice to us.

On August 29, 2003, we entered into a TSA with Roy Group Barbados ("RGB"), a corporation wholly owned by Mr. Roy, whereby under the agreement, RGB agreed to perform such geologic and geophysical duties as are assigned to it by our company.  The term of the agreement, as amended, extends through December 31, 2008 and continues for successive periods of one year thereafter unless otherwise agreed by the parties or either party has given notice that the agreement will terminate at the end of the term.  On January 31, 2006, the terms of the agreement were amended to amend the fee payable from $250,000 to $350,000 effective January 1, 2006.  RGB also is reimbursed for authorized travel and other out-of-pocket expenses.  The agreement prohibits RGB from disclosing any of our confidential information and from competing directly or indirectly with us for a period ending December 31, 2008 with respect to any acquisition, exploration, or development of any crude oil, natural gas or related hydrocarbon interests within the area of the country of India.  The agreement may be terminated by either party on 30 days’ prior written notice, provided, however, the confidentiality and non-competition provisions will survive the termination.  RGB received $350,000 from us during 2007 ($350,000 in 2006; $250,000 plus a bonus of $60,000 in 2005; $250,000 in 2004; and $83,333 in 2003), under the terms of this agreement, including its amendments.

RGB was reimbursed for medical insurance and expenses, travel, hotel, meals and entertainment expenses, computer costs, and amounts billed to third parties incurred by Mr. Roy during 2007 totaling $75,000.  At December 31, 2007, we owed RGB $33,192 for services provided pursuant to the TSA and expenses incurred on behalf of our Company which amount bears no interest and has no set terms of repayment.

During the year ended December 31, 2007, Mr. Allan J. Kent, our Executive Vice President, Chief Financial Officer and a Director, was paid $185,000 ($185,000 in 2006; $120,000 plus a bonus of $30,000 in 2005; $120,000 in 2004; and $61,715 in 2003) by us for consulting services of Mr. Kent which are provided to us pursuant to an oral arrangement with DI Investments Ltd. ("DI"), a corporation wholly-owned by him, amended effective January 1, 2006.  The oral agreement has been amended to provide for an annual fee payable of $212,750 effective January 1, 2008.

DI was reimbursed $82,918 for medical insurance, office costs, including office supplies and telephone as well as travel, hotel, meals and entertainment expenses incurred throughout 2007.  At December 31, 2007, we owed DI $26,007 as a result of services provided and expensed incurred on behalf of our company.

Messrs. Roy and Kent devote substantially all their time to our affairs.  Neither of such persons is our direct employee and we do not have any employment agreements directly with either of such persons.

During the year ended December 31, 2007, Amicus Services Inc. a company controlled by Mr. Vincent Roy, a brother of Mr. Jean Roy, received from us $55,347 as consulting fees for services rendered.  Amicus Services Inc. was also reimbursed $5,278 for office costs, including parking, office supplies and telephone as well as travel and hotel expenses incurred throughout 2007.  At December 31, 2007, we owed Amicus Services Inc. $6,953 as a result of services provided and expensed incurred on behalf of our Company.

RELATIONSHIP WITH PUBLIC ACCOUNTANTS

Our Audit Committee has selected KPMG, LLP as the company’s independent registered public accounting firm for the fiscal year ended December 31, 2008.  The same firm was our independent registered public accounting firm that audited our financial statements for the fiscal year ended December 31, 2007.  We do not require a representative of KPMG, LLP to be present at the Meeting but we do expect a representative to be present and available to respond to appropriate questions or make a statement if they desire to do so.

On December 20, 2007, we received a letter from Ernst & Young LLP ("E&Y") dated December 14, 2007 stating that it resigned, effective December 12, 2007, as our auditor.  In connection with its engagement to audit our consolidated financial statements for the two fiscal years ended December 31, 2006 and subsequent interim periods preceding the date of E&Y's resignation, we had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to its satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports and there did not occur a reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

We retained E&Y on February 26, 2004 as our principal accountants to audit our consolidated financial statements as of December 31, 2002 and for the period from August 21, 2002 (inception) to December 31, 2002 and as of and for the years ended December 31, 2003, 2004, 2005 and 2006.

Audit and Related Fees
The following sets forth fees we incurred for professional services provided by KPMG, LLP and Ernst & Young LLP for accounting services rendered during the years ended December 31, 2007 and December 31, 2006, respectively.

	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
2007	428,205	--	--	164,709
2006	88,281	26,452	--	37,425

Our Board of Directors believes that the provision of the services during the years ended December 31, 2007 and December 31, 2006 is compatible with maintaining the independence of KPMG LLP and Ernst & Young LLP, respectively.  Our Audit Committee approves before the engagement the rendering of all audit and non-audit services provided to our company by our independent auditor.  Engagements to render services are not entered into pursuant to any pre-approval policies and procedures adopted by the Audit Committee.  The services provided by KPMG LLP and Ernst & Young LLP included under the caption Audit Fees include services rendered for the audit of our annual financial statements and the review of our quarterly financial reports filed with the Securities and Exchange Commission.  Audit Related Fees include services rendered in connection with a follow-up the review of other filings with the Securities and Exchange Commission.  Tax Fees include services rendered relating primarily to tax compliance, consulting, customs and duties.  All Other Fees include administration fees to cover various expenses and SOX related work performed to date.

SUBMISSION OF STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS
FOR 2009 ANNUAL MEETING

Any proposals or director nominations which stockholders intend to present for a vote of stockholders at our 2009 annual meeting and which such stockholders desire to have included in our proxy statement and form of proxy relating to that meeting must be sent to our executive office and received by us not later than February 20, 2009.  After that date, the submission of stockholder proposals will be considered untimely.  Our Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as such requirements have been established by the Securities and Exchange Commission.  See also our policy entitled, “Director Nominations,” on Page 21 of this proxy statement.

GENERAL

The cost of soliciting proxies will be borne by us.  In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and we will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

Our Annual Report on Form 10-K for the year ended December 31, 2007, including financial statements, is being mailed to shareholders herewith. However, that report is not part of the proxy soliciting information.

By Order of the Board of Directors

Allan J. Kent
Executive VP and CFO

Dated:  July 2, 2008

APPENDIX:
FORM OF PROXY

GEOGLOBAL RESOURCES INC.
SUITE #310, 605 – 1 STREET S.W.
CALGARY, ALBERTA    T2P 3S9   CANADA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean Paul Roy, President and Chief Executive Officer and Allan J. Kent, Executive Vice President and Chief Financial Officer or either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.001 per share ("Common Stock"), of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Calgary Petroleum Club in the Viking Room, 319 – 5 Avenue SW, Calgary, Alberta T2P 0L5 at 1:00 p.m., local time, on Tuesday, the 29th of July, 2008, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of the meeting and proxy statement (receipt whereof is hereby acknowledged).

1.   Election of Directors

|_|           For all nominees listed below (except as marked to contrary below)

|_|           Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Jean Paul Roy                                                      Brent J. Peters

Allan J. Kent                                                      Michael J. Hudson

Peter R. Smith                                                      Dr. Avinash Chandra

2.  Approval of 2008 Stock Incentive Plan

Approval of the adoption of the 2008 Stock Incentive Plan

In Favor of |_|                                           Against |_|                                Abstain |_|

3.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL SIX NOMINEES FOR DIRECTOR.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated: ___________________, 2008

________________________________________

Signature

Title (if required)

______________________________________

Signature (if held jointly)